POWERSHARES CAPITAL MANAGEMENT LLC

                                 CODE OF ETHICS

                             DATED __________, 2003

                  The following Code of Ethics is adopted by PowerShares Capital Management LLC ("PCM") pursuant to Rule 17j-1 under the Investment Company Act of 1940 (the "Act"). This Code of Ethics is intended to ensure that all acts, practices and courses of business engaged in by access persons (as defined) of PCM reflect high standards and comply with the requirements of Section 17(j) of the Act and Rule 17j-I thereunder. Any such access person shall not be subject to this Code of Ethics if such person is subject to another organization's code of ethics that has been approved by the Board of Trustees of the Trust.

I.       DEFINITIONS

     A. "Access person" means any director, trustee, officer, general partner, managing member, or advisory person (as defined) of PowerShares Exchange-Traded Fund Trust (the "Trust") or PCM.

     B. "Advisory person" means (1) any employee of the Trust or PCM (or of any company in a control relationship to the Trust or PCM) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined) by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Trust or PCM who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a security by the Trust.

     C. "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

     D. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that "control" generally means the power to exercise a controlling influence over the management or polices of a company, unless such power is solely the result of an official position with such company.

     E. A "security held or to be acquired" means: (1) any security which, within the most recent 15 days: (a) is or has been held by the Trust; or (b) is being or has been considered by the Trust or PCM for purchase by the Trust; and
(2) any option to purchase or sell, and any security convertible into or exchangeable for, a security described in clause (1) above.

     F. An "initial public offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

     G. "Investment personnel" means: (1) any employee of the Trust or PCM (or of any company in a control relationship to the Trust or PCM) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust; and
(2) any natural person who controls the Trust or PCM and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

     H. A "limited offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

     I. "Purchase or sale" for purposes of this Code of Ethics and each Exhibit or other appendix hereto includes, among other things, the writing of an option to purchase or sell a security.

     J. "Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies, or such other securities as may be excepted under the provisions of Rule 17j-1.

II.      PROHIBITIONS

     A. Generally. Rule 17j-1 under the Act makes it unlawful for any affiliated person of the Trust, or any affiliated person of PCM, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by the
Trust:

          (1) To employ any device, scheme or artifice to defraud the Trust;

          (2) To make to the Trust any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances under which they are made, not misleading;

          (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

          (4) To engage in any manipulative practice with respect to the Trust.

          It is the policy of PCM that no access person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1 set forth above.

     B. Initial Public Offerings and Limited Offerings. No investment personnel may acquire any direct or indirect beneficial ownership in any securities in an initial public offering or in a limited offering unless the President of PCM (or his or her delegate) or the Chief Compliance Officer of PCM (or his or her delegate) has authorized the transaction in advance.

III.

PROCEDURES

     A. Reporting. In order to provide PCM with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-1 are being observed by its access persons, each access person of the Trust, other than a Trustee who is not an "interested person" (as defined in the Act) of the Trust, shall submit the following reports in the forms attached hereto as Exhibits A-D to the Trust's President (or his or her delegate) showing all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership:

          (1) Initial Holding Report. Exhibit A shall initially be filed no later than 10 days after that person becomes an access person.

          (2) Periodic Reports. Exhibits B and C shall be filed no later than 10 days after the end of each calendar quarter, but transactions over which such person had no direct or indirect influence or control need not be reported. No such periodic report needs to be made if the report would duplicate information contained in broker trade confirmations or account statements received by PCM no later than 10 days after the end of each calendar quarter and/or information contained in thePCM's records.

          (3) Annual Report. Exhibit D must be submitted by each access person within 30 days after the end of each calendar year.

     B. Independent Trustees. A Trustee who is not an "interested person" of the Trust shall not be required to submit the reports required under paragraph III.A, except that such a Trustee shall file a Securities Transaction Report in the form attached as Exhibit B with respect to a transaction in a security where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that during the 15 day period immediate preceding or after the date of the transaction, such security is or was purchased or sold by the Trust, or was considered for purchase or sale by PCM or the Trust. No report is required if the Trustee had no direct or indirect influence or control over the transaction.

     C. Notification. PCM's President (or his or her delegate) shall notify each access person of PCM who may be required to make reports pursuant to this Code of Ethics that such person is subject to reporting requirements and shall deliver a copy of this Code of Ethics to each such person.

IV.  REVIEW AND ENFORCEMENT

     A. Review.

          (1) The President of PCM (or his or her delegate) shall from time to time review the reported personal securities transactions of access persons for compliance with the requirements of this Code of Ethics.

          (2) If the President of PCM (or his or her delegate) determines that a violation of this Code of Ethics may have occurred, before making a final determination that a material violation has been committed by an individual, the President of PCM (or his or her delegate) may give such person an opportunity to supply additional information regarding the transaction in question.

     B. Enforcement.

          (1) If the President of PCM (or his or her delegate) determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation to the Trustees of the Trust. The Trustees, with the exception of any person whose transaction is under consideration, shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate.

          (2) No person shall participate in a determination of whether he or she has committed a violation of this Code of Ethics or in the imposition of any sanction against himself or herself. If, for example, a securities transaction of the President of PCM is under consideration, a Trustee of the Trust designated for the purpose by the Trustees of the Trust shall act in all respects in the manner prescribed herein for the President.

     C. Reporting to Board. No less frequently than annually, PCM shall furnish to the Trust's Board of Trustees, and the Board must consider, a written report that:

          (1) Describes any issues arising under the Code of Ethics or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code of Ethics or procedures and sanctions imposed in response to the material violations; and

          (2) Certifies that PCM has adopted procedures reasonably necessary to prevent access persons from violating the Code of Ethics.

V.   RECORDS

     PCM shall maintain records in the manner and to the extent set forth below, under the conditions described in Rule 31a-2(f)(1) under the Act, which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission.

o A copy of this Code of Ethics and any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

o A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

o A copy of each report made pursuant to this Code of Ethics by an access person, including any information provided in lieu of reports, shall be preserved by PCM for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

o A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

o A copy of each report to the Board shall be preserved by PCM for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

o PCM shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under Section II.B of this Code of Ethics for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

VI.  MISCELLANEOUS

     A. Confidentiality. All reports of securities transactions and any other information filed with PCM pursuant to this Code of Ethics shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.

     B. Amendment; Interpretation of Provisions. The Trustees may from time to time amend this Code of Ethics or adopt such interpretations of this Code of Ethics as they deem appropriate.




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


                             ANNUAL CERTIFICATION OF
                       POWERSHARES CAPITAL MANAGEMENT LLC




         The undersigned hereby certifies on behalf of PowerShares Capital Management LLC ("PCM"), to the Board of Trustees pursuant to Rule 17j-1(c)(2)(B) under the Investment Company Act of 1940, and pursuant to Section IV.C(2) of the PCM's Code of Ethics, that the PCM has adopted procedures that are reasonably necessary to prevent access persons from violating the Code of Ethics.




Date:
     ------------------                     -----------------------------------
                                             President

                                    EXHIBIT A
                                    ---------

                       PowerShares Capital Management LLC


                             Initial Holdings Report

To the President:

         As of the below date, I held the following position in these securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the PCM's Code of Ethics:

                                                            BROKER/DEALER OR
                    NO. OF            PRINCIPAL             BANK WHERE
SECURITY            SHARES            AMOUNT                ACCOUNT IS HELD
--------            ------            ------                ---------------














         This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:                                    Signature:
---------------------                              ---------------------------

                                    EXHIBIT B
                                    ----------

                       PowerShares Capital Management LLC


                          Securities Transaction Report

               For the Calendar Quarter Ended
                                              ------------------------

To the President:

         During the quarter referred to above, the following transactions were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the PCM's Code of Ethics:


                                                                                                  BROKER/
                                                                                                 DEALER OR
    SECURITY                                                         NATURE OF                    BANK
(INCLUDING INTEREST AND                           PRINCIPAL         TRANSACTION                 THROUGH
    MATURITY             DATE OF       NO. OF     AMOUNT OF      (PURCHASE, SALE,                 WHOM
 DATE, IF ANY)         TRANSACTION     SHARES    TRANSACTION          OTHER)         PRICE      EFFECTED
 -------------         -----------     ------    -----------          ------         -----      --------










         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:                                         Signature:
     --------------------                                ---------------------

                                    EXHIBIT C
                                    ---------

                       PowerShares Capital Management LLC


                          Account Establishment Report

                For the Calendar Quarter Ended _________________

To the President:

         During the quarter referred to above, the following accounts were established for securities in which I may be deemed to have a direct or indirect beneficial ownership, and is required to be reported pursuant to the PCM's Code of Ethics:

    BROKER/DEALER OR BANK WHERE                   DATE
      ACCOUNT WAS ESTABLISHED            ACCOUNT WAS ESTABLISHED
      -----------------------            -----------------------

















Date:                             Signature:
     -----------------                      -----------------------------

                                    EXHIBIT D
                                    ----------

                       PowerShares Capital Management LLC


                             Annual Holdings Report

To the President:

         As of December 31, ____, I held the following positions in securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the PCM's Code of Ethics:


                     NO. OF            PRINCIPAL         BROKER/DEALER OR BANK
    SECURITY         SHARES             AMOUNT           WHERE ACCOUNT IS HELD
    ---------        ------             ------           ---------------------












         This report is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:                             Signature:
     -----------------                      -----------------------------

                                      D-1